UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 N. Vineyard Avenue, 4th Floor, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 22, 2013, the Los Angeles County Sanitation Districts (the “District”) issued a press release announcing that the District had determined that it would terminate the negotiations for the acquisition of the Eagle Mountain landfill project. A copy of the District’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The full ramifications of the District’s determination are presently unknown to the Company, but the Company believes that such action could ultimately result in the termination of that certain Agreement for Purchase and Sale of Real Property and Related Personal Property in Regard to the Eagle Mountain Sanitary Landfill Project and Joint Escrow Instructions on August 9, 2000 (the “Landfill Project Sale Agreement”) between Mine Reclamation, LLC (“MRC”) and the District. However, to date, the Landfill Purchase Agreement has not been terminated. Kaiser Ventures LLC owns 84.247% of MRC.

By way of background, MRC and the District had entered into the Landfill Purchase Agreement in August 2000. The closing date under the Landfill Project Sale Agreement had been extended numerous times since December 31, 2000, pursuant to written extension agreements between MRC and the District. Under each of those extension agreements, the District had the right to either purchase the Landfill Project in its “as is” condition or to terminate its Landfill Project Sale Agreement with MRC. The last extension of the closing date under the Landfill Project Sale Agreement was set to expire on October 31, 2011. The then Chief Engineer and General Manager of the District had initially indicated that the District was not intending to proceed with the purchase of the Landfill Project; then he later communicated that the District would be purchasing the Landfill Project on October 31, 2011. Subsequent to the verbal communications from the then Chief Engineer and General Manager, the District repudiated in writing the terms of the last extension agreement, and threatened to sue MRC to, among other things, compel MRC, at MRC’s sole expense and risk, to further proceed with fully permitting the landfill which would have involved substantial additional financial resources and time, neither of which MRC had. Thus, MRC filed for bankruptcy protection on October 30, 2011, in federal bankruptcy court in Riverside County, California in order to preserve and protect its assets and options with respect to such assets. Negotiations had been taking place with the District regarding the District’s ultimate acquisition of the Eagle Mountain landfill project.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release of Los Angeles County Sanitation Districts dated May 22, 2013, regarding Eagle Mountain landfill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: May 29, 2013	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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